UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EF HUTTON ACQUISITION CORPORATION I

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Explanatory Note

This Amendment No. 1 to Schedule 14A, dated May 16, 2023 (the “Amendment”) is being filed to amend the definitive proxy statement (the “Proxy Statement”) of EF Hutton Acquisition Corporation I (the “Company”) in connection with its June 1, 2023 Special Meeting of Stockholders (the “Special Meeting”), which was filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2023. The purpose of this Amendment is to correct a typographical error that was inadvertently included the Proxy Statement concerning the date the Company’s stockholders must tender their shares to the transfer agent to exercise their redemption rights in connection with the Special Meeting. For a stockholder to exercise his or her redemption rights, such stockholder must tender their shares to the Company’s transfer agent at least two business days prior to the Special Meeting (or May 30, 2023).

Except as specifically amended herein, all information in the Proxy Statement remains unchanged. No other changes have been made to the Proxy Statement.

AMENDMENT NO. 1 TO PROXY STATEMENT

The below paragraph in the Stockholder Letter which appears in bold text at the beginning of the Proxy Statement, is amended and restated to read in its entirety as follows:

To exercise your redemption rights, you must tender your shares to the Company’s transfer agent at least two business days prior to the Special Meeting (or May 30, 2023). You may tender your shares by either delivering your share certificate to the transfer agent or by delivering your shares electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system. If you hold your shares in street name, you will need to instruct your bank, broker or other nominee to withdraw the shares from your account in order to exercise your redemption rights.

The below paragraph which appears in bold text on page 4 of the Proxy Statement, is amended and restated to read in its entirety as follows:

To exercise your redemption rights, you must tender your shares to the Company’s transfer agent at least two business days prior to the Special Meeting (or May 30, 2023). You may tender your shares by either delivering your share certificate to the transfer agent or by delivering your shares electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system. If you hold your shares in street name, you will need to instruct your bank, broker or other nominee to withdraw the shares from your account in order to exercise your redemption rights.

The below paragraph which appears on page 10 of the Proxy Statement, is amended and restated to read in its entirety as follows:

In order to exercise your conversion rights, you must:

●	submit a request in writing prior to 5:00 p.m., Eastern time on May 30, 2023 (two business days before the Special Meeting) that we convert your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attn: Mark Zimkind

E-mail: mzinkind@continentalstock.com

The below paragraph which appears in bold text on page 15 of the Proxy Statement, is amended and restated to read in its entirety as follows:

To exercise your redemption rights, you must tender your shares to the Company’s transfer agent at least two business days prior to the Special Meeting (or May 30, 2023). You may tender your shares by either delivering your share certificate to the transfer agent or by delivering your shares electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system. If you hold your shares in street name, you will need to instruct your bank, broker or other nominee to withdraw the shares from your account in order to exercise your redemption rights.

This Amendment No. 1 to the Proxy Statement is being filed with the SEC on May 16, 2023 and will be mailed to shareholders on or about May 17, 2023.

— END OF AMENDMENT NO.1 TO PROXY STATEMENT —